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                                                                  EXHIBIT 23.14
                                                                   -------------



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in Registration Statements No. 333-79603, No. 333-89189, No. 333-33144, No. 333-33146 and No. 333-50800 of
Dollar Thrifty Automotive Group, Inc. on Forms S-8 of our report dated January 31, 2001, except for Note 17 as to which the date is February 28, 2001, appearing in the Annual Report on Form 10-K of Dollar Thrifty Automotive Group, Inc. for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 12, 2001